BACKSTOP AGREEMENT

BETWEEN

ERICKSON INCORPORATED

AND

THE INVESTORS IDENTIFIED AS SUCH HEREIN
Dated as of [●], 2017

TABLE OF CONTENTS
PAGE
1.The Rights Offering    3
2.The Backstop Commitment    5
3.Representations and Warranties of the Company.    11
4.Representations and Warranties of the Investors    15
5.Additional Covenants of the Company    17
6.Additional Covenants of the Investors    22
7.Conditions to the Obligations of the Investors    23
8.Conditions to the Obligations of the Company    26
9.Survival of Representations and Warranties    27
10.Termination    27
11.Commercially Reasonable Efforts    30
12.Notices    31
13.Survival    33
14.Headings    33
15.Severability    33
16.Assignment; Third Party Beneficiaries    33
17.Complete Agreement    33
18.Governing law; Waiver of Trial by Jury    34
19.Counterparts    34
20.Amendments and Waivers    34
21.Specific Performance    35
22.Other Interpretive Matters    35
23.Further Assurances    36
24.No Reliance    36
25.No Interpretation Against Drafter    36
26.Publicity    36
27.Effectiveness    37
28.Settlement Discussions    37

INDEX OF DEFINED TERMS

Accredited Investor    17
Affiliates    35
Agreement    2
Alternative Transaction    23
Antitrust laws    16
Assigning Party    8
Backstop Commitments    5
Backstop Escrow Account    7
Backstop Funding Date    8
Backstop New Second Lien Loans    5
Backstop Shares    5
Bankruptcy Code    2
Bankruptcy Court    2
Chapter 11 Cases    2
Closing    10
Closing Date    10
Company    2
Debtor    2
Debtors    2
Defaulting Investor    9
DTC    10
Effective Date    2
Governmental Entity    30
Indemnified Claim    19
Indemnified Claim Proceeding    20
Indemnified Party    19
Indemnifying Party    19
Initial Investors    7
Intercreditor Agreement    22
Investor    2
Investor Percentages    2
Investor Replacement    9
Investors    2
Joinder    9
Legal Proceeding    31
Losses    19
Material Adverse Effect    11
New Second Lien Loans    2
Note Parties    11
Offering Form    4
Patriot Act    15
Petition Date    2
Plan    3
Proceeding    34
Purchase Notice    5
Purchase Price    2
Put Option Premium    6
Put Option Premium Shares    6
Put Option Premium Triggering Event    6
Registration Rights Agreement    22
Related Purchaser    8
Replacing Investors    9
Requisite Investors    34
Right    2
Rights Exercise Period    4
Rights Offering    2
Rights Offering Amount    2
Rights Offering Common Stock    2
Rights Offering Escrow Account    4
Rights Offering New Second Lien Loans    2
Rights Offering Participants    4
Rights Offering Procedures    3
Satisfaction Notice    5
SEC    11
Security Documents    22
Subscription Agent    4
Transaction Agreements    12
Transaction Expenses    7
Ultimate Purchaser    9
Unsubscribed New Second Lien Loans    3
Unsubscribed Shares    2

This BACKSTOP AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of [●], 2017, (i) among Erickson Incorporated (as a debtor in possession and a reorganized debtor, as applicable, the “Company”), a Delaware corporation and (ii) each of the undersigned parties identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”). Any capitalized terms not defined herein shall have the meanings set forth in the Glossary of Defined Terms attached to the Plan or in the Rights Offering Procedures (each as defined below).
WHEREAS, on November 8, 2016 (the “Petition Date”), the Company and certain of its affiliates (each a “Debtor” and collectively, the “Debtors”) filed voluntary petitions for relief (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”) before the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”);
WHEREAS, subject to the Bankruptcy Court’s entry of the Approval Order approving, among other things, the Disclosure Statement, the Rights Offering Procedures, authorization of the Debtors to enter into this Agreement and the other conditions specified in this Agreement (including the provisions for the payment of the Put Option Premium, Transaction Expenses (as defined below) and the indemnification provided herein), the Company proposes to offer rights (each, a “Right”) to each holder of an Allowed Existing Second Lien Claim that is an Eligible Offeree to participate in an up to $30.0 million (the “Rights Offering Amount”) rights offering (the “Rights Offering”), in an amount not to exceed its pro rata share of such Rights Offering based upon a fraction (expressed as a percentage) the numerator of which is its Allowed Existing Second Lien Claims and the denominator of which is all Allowed Existing Second Lien Claims, to purchase (i) in respect of the first $20.0 million of the Rights Offering, shares of New Common Stock (the “Rights Offering Common Stock”) at a per share purchase price (the “Purchase Price”) at an implied 10% discount to the Plan Equity Value and (ii) in respect of any amount in excess of $20.0 million, up to $30.0 million, a mix (to be determined by the Requisite Investors and the Debtors) of New Common Stock, at the same discount to the Plan Equity Value, and term loans (the “New Second Lien Loans”) issued under the New Second Lien Credit Facility (the “Rights Offering New Second Lien Loans”), at par;
WHEREAS, prior to the Effective Date, the Requisite Investors and the Debtors will determine the Rights Offering Amount, the extent to which Eligible Offerees receive New Common Stock and/or New Second Lien Loans for any amounts in excess of $20.0 million, the Purchase Price and number of shares of New Common Stock to be received therefor in the Rights Offering;
WHEREAS, in order to facilitate the Rights Offering, pursuant to this Agreement, and subject to the terms, conditions and limitations set forth herein, each Investor, severally and not jointly, has agreed to subscribe to, on the effective date of the Plan (the “Effective Date”), and the Company agrees to issue to such Investor, (i) a number of shares of Rights Offering Common Stock at the Purchase Price equal to such Investor’s percentage (as set forth on Schedule I (the “Investor Percentages”)) of the aggregate number of shares of Rights Offering Common Stock minus the aggregate number of shares of Rights Offering Common Stock purchased in the Rights Offering (such remaining shares of Rights Offering Common Stock, in the aggregate, the “Unsubscribed Shares”) and (ii) an amount of Rights Offering New Second Lien Loans equal to the respective Investor Percentages for any Rights Offering New Second Lien Loans not funded in the Rights Offering, if any (the “Unsubscribed New Second Lien Loan s”);
WHEREAS, subject to the Bankruptcy Court’s entry of the Approval Order, the Company agrees to pay a nonrefundable Put Option Premium as provided herein; and
WHEREAS, the Company will conduct the Rights Offering, issue the Rights Offering Common Stock, enter into the New Second Lien Credit Facility and issue the Rights Offering New Second Lien Loans pursuant to a plan of reorganization filed in connection with the Chapter 11 Cases substantially in the form of the plan of reorganization filed with the Bankruptcy Court on January 19, 2017, with such modifications thereto as are satisfactory to the Requisite Investors (as defined below) and the Debtors (including the Plan Supplement, and as amended, supplemented or otherwise modified from time to time, the “Plan”) and the Rights Offering Term Sheet, attached hereto as Exhibit A.
NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Company and the Investors intending to be legally bound, agree as follows:
1.The Rights Offering. The Rights Offering will be conducted in accordance with the rights offering procedures attached hereto as Exhibit B (the “Rights Offering Procedures”) and as follows:
(a)    Rights Offering. Subject to the terms and conditions and limitations set forth in this Agreement, including entry of the Approval Order, (i) the Company hereby undertakes to offer the Rights Offering Common Stock and any Rights Offering New Second Lien Loans for subscription by the Eligible Offerees pursuant to the Plan as set forth in this Agreement and (ii) in connection with the Rights Offering and the Backstop Commitment, (x) the Company shall exercise its put right to issue and sell to the Investors on the Closing Date (as defined below) and (y) each Investor hereby agrees, on a several and neither joint nor joint and several basis, in such Investor’s capacity as a beneficial holder of Allowed Existing Second Lien Claims, to fully exercise all Rights that are issued to such Investor as part of the Rights Offering (provided that the Investors shall not be required to fund the aggregate purchase price in respect of its portion of the Rights Offering Common Stock and any New Second Lien Loans into the Rights Offering Escrow Account prior to the Backstop Funding Date or deliver an Offering Notice) and purchase, and the Company agrees to issue and sell to such Investor and shall issue and sell to such Investor, on the Closing Date (as defined below) all of such Investor’s Rights Offering Common Stock and any Rights Offering New Second Lien Loans as so required by the Company at an aggregate purchase price equal to (A) the number of shares of Rights Offering Common Stock purchased by such Investor multiplied by the Purchase Price plus (B) the principal amount of any Rights Offering New Second Lien Loans.
(b)    Exercise of Rights. In connection with the Plan, the Company shall issue Rights to subscribe for the Rights Offering Common Stock and any Rights Offering New Second Lien Loans. Each Eligible Offeree as of the Rights Offering Record Date (which date set forth in the Rights Offering Procedures shall be reasonably acceptable to the Company and the Requisite Investors) will receive Rights to purchase, at the Purchase Price with respect to the Rights Offering Common Stock, up to its Pro Rata share of the Rights Offering Common Stock and Rights Offering New Second Lien Loans. Each Eligible Offeree may exercise its Rights in whole or in part in accordance with the Rights Offering Procedures. The ballot forms (the “Ballots”) distributed in connection with the solicitation of acceptances of the Plan shall provide a place, or shall be accompanied by a subscription form (the “Offering Form”), whereby each Eligible Offeree may exercise its Rights. The Rights may be exercised during the period (the “Rights Exercise Period”) specified in the Rights Offering Procedures, which period will commence on the date the Ballots are distributed and will end at the Rights Expiration Time. The Approval Order shall provide that in order to exercise its Rights, each Eligible Offeree (other than the Investors) shall, prior to the Rights Expiration Time, (x) return a duly executed Ballot / Offering Form (which will include, among other things, a provision that such Eligible Offeree shall vote any and all of its Existing Second Lien Claims it holds or has the authority to vote in respect of the Debtors in favor of the Plan and shall not object to or vote to reject or impede the Plan, support directly or indirectly any such objection or impediment, or otherwise take any actions or commence any proceedings to oppose or seek any modification of the Plan) to the subscription agent for the Rights Offering selected by the Company and approved by the Requisite Investors (the “Subscription Agent”) and pay an amount equal to the proportion of Rights to be exercised based on a Rights Offering Amount of $30.0 million by such Eligible Offeree in accordance with the Rights Offering Procedures by wire transfer of immediately available funds prior to the Rights Expiration Time to an escrow account with an escrow agent satisfactory to the Requisite Investors and the Company pursuant to an escrow agreement in form and substance reasonably satisfactory to the Requisite Investors and the Company established for the Rights Offering pursuant to the Rights Offering Procedures (the “Rights Offering Escrow Account”).
(c)    Rights Offering Participants. Prior to the Effective Date, the Requisite Investors and the Debtors will determine the Rights Offering Amount, the extent to which Eligible Offerees receive New Common Stock and/or New Second Lien Loans for any amounts in excess of $20.0 million, the Purchase Price and number of shares of New Common Stock to be received therefor and the Debtors will notify the Rights Offering Participants (as defined below) as to these terms in compliance with the Rights Offering Procedures, provided that the Requisite Investors and the Debtors may modify these terms before the Effective Date to the extent necessary in connection with the anticipated financing needs of the Debtors at the Effective Date without complying with the amendment provisions of Section 20. On the Closing Date, the Company will issue (x) the number of shares of Rights Offering Common Stock to the Eligible Offerees with respect to which Rights were validly exercised by such Eligible Offerees and (y) any Rights Offering New Second Lien Loans with respect to the exercise of such Rights, all in accordance with the Rights Offering Procedures and this Agreement (the “Rights Offering Participants”). Any fractional shares of Rights Offering Common Stock which would otherwise be issuable to a Rights Offering Participant shall be rounded down to the nearest whole share. All principal amounts of Rights Offering New Second Lien Loans issuable to a Rights Offering Participant shall be rounded down to the nearest $1.00.
(d)    Waiver of Rights Offering Participation. If the Subscription Agent for any reason does not receive from an Eligible Offeree (other than the Investors) both a timely and duly completed Ballot / Offering Form, and timely payment deposited in the Rights Offering Escrow Account for the Rights elected to be exercised by such Eligible Offeree, the Approval Order shall provide that, unless otherwise approved by the Company and the Requisite Investors, such Eligible Offeree shall be deemed to have relinquished and waived its right to participate in the Rights Offering.
(e)    Rights Offering Notices. The Company hereby agrees and undertakes to give the Investors (and their counsel and financial advisors) by email or facsimile transmission, on each Friday during the Rights Exercise Period (beginning on the first full week after the commencement of the Rights Exercise Period) and on each Business Day during the five (5) Business Days prior to the Rights Expiration Time (and any extensions thereto), a written notice setting forth a true and accurate calculation of the aggregate number of Rights known by the Company to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day. No later than the fifth (5th) Business Day following the Rights Expiration Time, the Company hereby agrees and undertakes to give the Investors (and their counsel and financial advisors) by email or facsimile transmission, a certification by an authorized signatory of the Company conforming to the requirements specified herein for such certification of the aggregate number of Rights to have been exercised pursuant to the Rights Offering. No later than one (1) Business Day following the determination made pursuant to Section 1(c), the Company hereby agrees and undertakes to give the Investors (and their counsel and financial advisors) by email or facsimile transmission, a certification by an authorized signatory of the Company conforming to the requirements specified herein for such certification of either (i) a true and accurate calculation of the number of Unsubscribed Shares, and the aggregate purchase price therefor (calculated by multiplying the number of Unsubscribed Shares by the Purchase Price) and any Unsubscribed New Second Lien Loans (a “Purchase Notice”) or (ii) in the absence of any Unsubscribed Shares and Unsubscribed New Second Lien Loans, the fact that there are no Unsubscribed Shares or Unsubscribed New Second Lien Loans (to the extent applicable) and that the Backstop Commitments are terminated (a “Satisfaction Notice”). The Company shall as promptly as practicable provide any written backup, information and documentation relating to the information contained in the Purchase Notice or Satisfaction Notice, as applicable, as any Investor may reasonably request.
2.    The Backstop Commitment.
(a)    Backstop Commitments. In addition to its obligations under Section 1(a), on the terms and subject to the conditions hereof, each of the Investors, severally and not jointly, agrees to subscribe for and purchase, on the Closing Date, and the Company agrees to put to, sell and issue to such Investor, (i) shares of Rights Offering Common Stock, (ii) a number of Unsubscribed Shares equal to (x) such Investor’s Investor Percentage multiplied by (y) the aggregate number of Unsubscribed Shares, rounded among the Investors solely to avoid fractional shares as the Requisite Investors determine in their sole discretion, (iii) to the extent applicable, Rights Offering New Second Lien Loans and (iv) to the extent applicable, a principal amount of Unsubscribed New Second Lien Loans equal to such Investor’s Investor Percentage (the obligations of the Investors described in this Section 2(a) are referred to as the “Backstop Commitments” and the aggregate amount of Unsubscribed Shares issued to all Investors in accordance with their respective Backstop Commitments pursuant to this Agreement are referred to as the “Backstop Shares”, and the aggregate amount of Unsubscribed Loans issued to all Investors in accordance with their respective Backstop Commitments pursuant to this Agreement referred to as “Backstop New Second Lien Loan”).
(b)    Put Option Premium. On the basis of the terms and conditions herein contained, and subject to the entry of the Approval Order, to compensate the Investors for the risk of their undertakings herein and as consideration for their Backstop Commitments, the Company will pay to the Investors, in the aggregate, a nonrefundable aggregate premium payable on the Closing Date in additional shares of New Common Stock (the “Put Option Premium Shares”) in an amount equal to 6.0% of the Rights Offering Amount (the “Put Option Premium ”), which Rights Offering Amount is determined pursuant to Section 1(c), it being understood and agreed that the Put Option Premium shall be payable in New Common Stock notwithstanding that a portion of the Rights Offering may be allocated in New Second Lien Loans; provided, however, if this Agreement is terminated due to a Put Option Premium Triggering Event (as defined below), the Put Option Premium shall be fully due immediately upon termination of this Agreement and payable in cash, which cash amount shall be, if such termination occurs (x) prior to the establishment of the Rights Offering Amount pursuant to Section 1(c), the Rights Offering Amount shall be deemed to be $30.0 million (provided, that in connection with the Put Option Premium Triggering Event under Section 2(c)(i), if such termination is in respect of Section 10(b)(iv), the Rights Offering Amount shall also be deemed to be $30.0 million) and (y) subsequent to the establishment of the Rights Offering Amount pursuant to Section 1(c), the Rights Offering Amount shall be such Rights Offering Amount agreed pursuant to Section 1(c). For the avoidance of doubt, the Put Option Premium will be payable regardless of the number of Backstop Shares (if any) or amount of Backstop New Second Lien Loans (if any) which are issued. The Put Option Premium shall constitute an administrative expense claim (as defined in Section 101(5) of the Bankruptcy Code) against each of the Debtors, which shall be pari passu with all other administrative expenses. The Put Option Premium shall be allocated pro rata among the Investors based on the Investor Percentages, which Put Option Premium shall be fully earned, non-refundable and non-avoidable by the Investors upon approval of the Backstop Commitment pursuant to the Approval Order. For purposes of this Agreement, references to the pro rata allocations of the Put Option Premium are determined based on the immediately preceding sentence. For the avoidance of doubt, the Put Option Premium may be asserted against each Debtor.
(c)    Put Option Premium Triggering Event. The Put Option Premium shall be payable in cash to the Investors as described in Section 2(b) upon the occurrence of any of the following events (collectively, a “Put Option Premium Triggering Event”): (i) any termination of the Backstop Agreement by the Company (except as to any individual Investor that is terminated for a breach that is not timely cured under Section 10(b), in which case only such Investor shall not receive its pro rata share of the Put Option Premium); (ii) any termination of this Agreement by the Requisite Investors as a result of a breach by the Company that is not timely cured; (iii) upon entry of an order of the Bankruptcy Court approving an Alternative Transaction (as defined below); and (iv) any termination of this Agreement as a result of the failure to cause the Effective Date to have occurred by April 17, 2017 (provided, that the Put Option Premium under this clause (iv) shall not be payable to any Investor that is in breach of this Agreement, which breach would permit the Company to terminate this Agreement with respect to such Investor under Section 10(b)).
(d)    Integral Provisions. The provisions for the payment of the Put Option Premium, Transaction Expenses (as defined below) and the indemnification provided herein, are an integral part of the transactions contemplated by this Agreement and without these provisions the Investors would not have entered into this Agreement, and the Put Option Premium, Transaction Expenses and the indemnification provided herein shall constitute allowed administrative expense claim of the Debtors’ estates.
(e)    Transaction Expenses. Subject to the DIP Budget (and to the extent due and payable prior to the Effective Date, payable solely out of proceeds of the DIP Term Facility), the Company shall pay, and shall cause its Subsidiaries to pay, all reasonable and documented fees, costs and expenses of the Initial Investors for any and all reasonable and documented, fees, costs and expenses (including all reasonable fees and expenses of Akin Gump Strauss Hauer & Feld LLP, Houlihan Lokey Capital, Inc. and any other counsel (including necessary local counsel and regulatory counsel) in connection with the Rights Offering, this Agreement and the transactions contemplated under the Transaction Agreements (collectively, “Transaction Expenses”) on a regular and continuing basis within two (2) Business Days following ten (10) days after delivery of an invoice to the Debtors (redacted for privilege and work product), each in accordance with the agreements between the Debtors and the applicable firm, without any requirement for Bankruptcy Court review or further Bankruptcy Court order. To the extent not previously paid pursuant to the DIP Financing Order, the Debtors shall pay all accrued and unpaid Transaction Expenses, including estimated amounts, through the Effective Date on the Effective Date in cash. Transaction Expenses invoiced after the Effective Date shall be paid promptly by the Company and its Subsidiaries following receipt of invoices therefor. For purposes of this Agreement, “Initial Investors” means the Investors that are party to this Agreement as of the date hereof and exclude any other Investor that becomes a party pursuant to Section 2(i)(ii) by assignment or otherwise that is not already an Investor or a Related Purchaser (as defined below) of any Initial Investor.
(f)    Purchase Notice. On the Closing Date, the Investors will purchase, and the Company will sell, only such number of Unsubscribed Shares and amount of Unsubscribed Second Lien Loans as are listed in the Purchase Notice, without prejudice to the rights of the Company or the Investors to seek later an upward or downward adjustment if the number of Unsubscribed Shares or amount of Unsubscribed Second Lien Loans in such Purchase Notice is inaccurate.
(g)    Delivery of the Rights Offering Common Stock, Backstop Shares, Rights Offering New Second Lien Loans and Backstop New Second Lien Loans; Backstop Escrow Account. Delivery of the Rights Offering Common Stock, Backstop Shares, and any Rights Offering New Second Lien Loans and Backstop New Second Lien Loans will be made by the Company to the respective Investors on the Closing Date in the Rights Offering against payment of the aggregate purchase price for, or funding in respect of, the (x) Rights Offering Common Stock and Rights Offering New Second Lien Loans and (y) Backstop Shares and Backstop New Second Lien Loans, if any, by wire transfer of immediately available funds from the Rights Offering Escrow Account and the escrow account to which such Investor shall deliver and pay its Investor Percentage of the aggregate purchase price for the Unsubscribed Shares and funding for the Unsubscribed New Second Lien Loans (the “Backstop Escrow Account”) in accordance with Section 2(k), respectively. The Backstop Escrow Account shall be established with an escrow agent satisfactory to the Requisite Investors and the Company pursuant to an escrow agreement in form and substance reasonably satisfactory to the Requisite Investors and the Company, which escrow agent may be the same escrow agent serving as escrow agent for the Rights Offering Escrow Account, and the Backstop Escrow Account need not be separate from the Rights Offering Escrow Account.
(h)    Backstop Funding Date; Backstop Escrow Account and Rights Offering Escrow Account Investor Funding. No later than twenty-four (24) hours prior to the proposed Effective Date (the “Backstop Funding Date”), each Investor shall deliver and pay its Investor Percentage of the aggregate purchase price for such Investor’s Unsubscribed Shares and funding for Unsubscribed New Second Lien Loans, if any, by wire transfer in immediately available funds in U.S. dollars into the Backstop Escrow Account in satisfaction of such Investor’s Backstop Commitment. An Investor shall also pay the aggregate purchase price to satisfy any obligation as a Replacing Investor into the Backstop Escrow Account and, to the extent not previously paid, pay an amount equal to such Investor’s full purchase price for the Rights Offering Common Stock and Rights Offering New Second Lien Loans to the Rights Offering Escrow Account. The funds held in the Backstop Escrow Account and the Rights Offering Escrow Account shall be promptly released to the Investors, and each Investor shall receive from the Backstop Escrow Account and the Rights Offering Escrow Account the cash amount actually funded to the Backstop Escrow Account and the Rights Offering Escrow Account by such Investor promptly following the termination of this Agreement in accordance with its terms. In addition, to the extent that the Rights Offering Amount is less than $30.0 million and such Investor has deposited an amount in either of the Rights Offering Escrow Account or Backstop Escrow Account in excess of its obligations hereunder, such excess shall be promptly released to such Investor.
(i)    Designation and Assignment Rights.
(i)    Each Investor shall have the right to designate by written notice to the Company no later than two (2) Business Days prior to the Closing Date that some or all of its Rights Offering Common Stock, Unsubscribed Shares, Put Option Premium Shares, Rights Offering New Second Lien Loans or Unsubscribed New Second Lien Loans be issued in the name of and delivered to (x) its affiliates and any investment funds or separately managed funds or accounts or sub-accounts which such Investor or its affiliates controls, manages, advises or sub-advises (a “Related Purchaser”) or (y) any other Investor, which notice of designation shall (A) be addressed to the Company and signed by such Investor and the Related Purchaser or other Investor, as applicable, (B) specify the number of shares of Rights Offering Common Stock, the number of Unsubscribed Shares, number of Put Option Premium Shares or amount of Rights Offering New Second Lien Loans and Unsubscribed New Second Lien Loans to be delivered to or issued in the name of each such Related Purchaser or other Investor, as applicable, and (C) if designated to a Related Purchaser, attach an executed Joinder (as defined below) of the Related Purchaser pursuant to which the Related Purchaser will agree to be bound by this Agreement and the Plan. No designation pursuant to this Section 2(i)(i) shall relieve such Investor from its obligations under this Agreement (including the obligation to fund its Backstop Commitment).
(ii)    Additionally, in the event that any Investor (an “Assigning Party”) sells, assigns or otherwise transfers all or any portion of its Existing Second Lien Claim to (x) another Investor or a Related Purchaser of another Investor, (y) a Related Purchaser of the Assigning Party or (z) one or more other Persons that is not an Investor or a Related Purchaser (each such Investor, Related Purchaser or other Person, an “Ultimate Purchaser”), in each case, it shall as a condition precedent to such sale, assignment or transfer, cause such Ultimate Purchaser (other than an Investor or any other Person that is party to this Agreement or executed a joinder pursuant to which such Person will agree to be bound by this Agreement (a “Joinder”)) to agree in writing to be bound by this Agreement, including, for the avoidance of doubt, the Ultimate Purchaser agreeing to assume the Assigning Party’s pro rata share of the Backstop Commitment (based on such Person’s Investor Percentage) associated with such transfer of the Assigning Party’s Existing Second Lien Claim by executing and delivering to the parties hereto a Joinder and such Ultimate Purchaser shall be entitled to the benefits of this Agreement, including the Put Option Premium; provided, that such Assigning Party shall provide written notice to the Company and each other Investor in advance of such transfer (other than a transfer to another Investor or any other Person that has already executed a Joinder) and no later than two (2) Business Days prior to the Closing Date. For the avoidance of doubt, the Rights shall not be transferable, assignable or detachable other than in connection with the transfer of the corresponding Existing Second Lien Claim following exercise of the Rights and then only together with the transfer of the right to receive the proceeds of the corresponding Rights in the Rights Offering, subject to compliance with applicable securities laws relating to the transfer of restricted securities. Each Investor or Ultimate Purchaser agrees that any transfer of any Existing Second Lien Claim that does not comply with the terms and procedures set forth in this Section 2(i)(ii) shall be deemed void ab initio.
(j)    Investor Default; Put Option Premium Allocation.
(i)    If an Investor defaults (a “Defaulting Investor”) in its Backstop Commitment obligations (an “Investor Default”) without curing such default within five (5) Business Days following receipt of notice provided by the Company to such Defaulting Investor, the Company shall promptly provide after the expiration of such five (5) Business Day-period, written notice to all Investors substantially concurrently of such Investor Default, and the Investors (other than any Defaulting Investor) or their designees shall have the right, but not the obligation, within ten (10) Business Days after the expiration of such cure period, to make arrangements for one or more of the Investors (other than the Defaulting Investor) or their designees to purchase all or any portion of such Defaulting Investors’ Backstop Commitment obligations (such purchase, a “Investor Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts as may be agreed upon by all of the Investors or their designees electing to make such an Investor Replacement, or, if no such agreement is reached, in proportion to the respective Investor Percentages of such Investors who are willing to purchase an Investor Replacement (such Investors, the “Replacing Investors”). Each Investor agrees that to the extent it becomes a Defaulting Investor, it shall not be entitled to any payment from the Replacing Investors on the sale or transfer of its Backstop Commitment and hereby appoints each of the Replacing Investors its agent and attorney in fact to execute all such documents and take all such actions as may be necessary or convenient to effect such sale or transfer without the requirement of further agreement or consent by the Defaulting Investor.
(ii)    If an Investor funds its Backstop Commitment, such Investor shall be entitled to its pro rata portion of the Put Option Premium. If the Rights Offering is not consummated, such Investor shall be entitled to its pro rata portion of the Put Option Premium paid in cash pursuant to Section 2(b). For the avoidance of doubt, a Defaulting Investor shall not be entitled to any portion of the Put Option Premium and the portion of such Put Option Premium it would have received shall be allocated among those Investors that effectuate an Investor Replacement in proportion to the amount of the Investor Replacement they each fund, and any Backstop Commitment purchased in accordance with Section 2(j)(i) by a Replacing Investor shall be included in the determination of such Replacing Investor’s pro rata share of the Put Option Premium paid for in the form of Put Option Premium Shares as provided in Section 2(b).
(iii)    For the avoidance of doubt, no provision of this Agreement shall relieve any Defaulting Investor from liability hereunder, or limit the availability of the remedies set forth herein, in connection with any such Defaulting Investor’s Investor Default.
(k)    Closing.
(i)    Subject to Section 7 and Section 8, unless otherwise agreed in writing between the Company and the Requisite Investors, the closing of the Backstop Commitments (the “Closing”) shall take place on the Effective Date at the time and place of the closing of the transactions contemplated by the Plan (which date shall be extended to take into account the cure period under Section 2(j)(i) and until all of the conditions set forth in Section 7 and Section 8 shall have been satisfied or waived in accordance with this Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually occurs shall be referred to herein as the “Closing Date.”
(ii)    At the Closing, the funds held in the Rights Offering Escrow Account and Backstop Escrow Account shall be released and utilized as set forth in accordance with the Rights Offering Term Sheet.
(iii)    At the Closing, (x) the Rights Offering Common Stock, the Backstop Shares and the Put Option Premium Shares will be issued and delivered by the Company to the account of each Investor (or to such other accounts as any Investor may designate in accordance with this Agreement) against the payment of the aggregate purchase price for the Rights Offering Common Stock and Unsubscribed Shares of such Investor and (y) the Rights Offering New Second Lien Loans and Unsubscribed New Second Lien Loans, if any, will be issued to each Investor against such Investor’s funding therefor. The Company shall use its commercially reasonable efforts to cause the New Common Stock to be registered in the name of Cede & Co., as a nominee for The Depository Trust Company (“DTC”), and evidenced by a global certificate held on behalf of members or participants in DTC as nominees for the Investors, provided that the Rights Offering Common Stock, the Backstop Shares and the Put Option Premium Shares issued pursuant to the Rights Offering shall be issued in registered form on the books and records of the Company, the Company’s transfer agent or other designee acceptable to the Requisite Investors, such registration to be in a manner acceptable to the Requisite Investors.
(iv)    Notwithstanding anything to the contrary in this Agreement, subject to Section 1146(a) of the Bankruptcy Code, all New Common Stock (including all Rights Offering Common Stock, Backstop Shares and Put Option Premium Shares) will be delivered with all taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Company only if such delivery is made to an Investor.
3.    Representations and Warranties of the Company. Except (i) as disclosed in forms, reports, schedules, certifications, prospectuses, and registration, proxy and other statements filed with the Securities and Exchange Commission (“SEC”) by the Company since December 31, 2014 and prior to the date of this Agreement, (ii) as publicly disclosed by the Debtors with respect to the Chapter 11 Cases, or (iii) as disclosed by the Debtors and certain of their Subsidiaries in connection with the DIP Term Facility Credit Agreement and provided to the Investors, the Company represents and warrants to the Investors as set forth below as of the date hereof. In addition to the representations and warranties made below, the Company makes the representations and warranties to the Investors as of the date hereof set forth in Sections 4.1(b), (c) and (d), 4.4(b), 4.5, 4.6, 4.10 - 4.11, 4.14 – 4.19, 4.21, 4.24, and 4.29 – 4.36 in the DIP Term Facility Credit Agreement, which representations and warranties are incorporated herein verbatim as of the date hereof. Terms defined in such sections that are not defined herein or any other Transaction Agreement shall have the meanings set forth in the DIP Term Facility Credit Agreement or any other Loan Document (as defined in the DIP Term Facility Credit Agreement), as applicable.
(a)    Due Organization and Qualification. Other than as a result of the filing of the Chapter 11 Cases, each of the Note Parties (i) is duly organized and existing and in good standing under the laws of the jurisdiction of its organization, (ii) is qualified to do business in any state where the failure to be so qualified could reasonably be expected to result in a Material Adverse Effect, and (iii) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, and to enter into the Transaction Agreements to which they are parties and to carry out the transactions contemplated thereby. For purposes of this Agreement, “Note Parties” means the Company and the guarantors under the DIP Term Facility Credit Agreement; and “Material Adverse Effect” means (a) a material adverse effect on, or is reasonably likely to be materially adverse to, the business, operations, results of operations, assets, liabilities, performance, material agreements, or financial condition of the Company and its Subsidiaries, taken as a whole, other than, in each case, the commencement and continuation of the Chapter 11 Cases and/or the consummation of the transactions contemplated by the Note Parties in connection with the Chapter 11 Cases or (b) a material impairment of the Company’s and its Subsidiaries’ ability to perform their obligations under the Transaction Agreements to which they are parties or of the Requisite Investors’ ability to enforce the obligations owed to them hereunder or under the other Transaction Agreements); and “Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the equity interests having ordinary voting power to elect a majority of the board of directors of such corporation, partnership, limited liability company, or other entity. References to the “Subsidiaries” of the Company, the Note Parties or Loan Parties or any similar reference herein additionally include the direct and indirect subsidiaries of the Debtors and any entities that are deemed to be variable interest entities in accordance with GAAP in which the Company owns an equity interest, which are consolidated under the Company’s consolidated financial statements.
(b)    Due Authorization; No Conflict.
(i)    Subject to entry of the applicable orders of the Bankruptcy Court, the execution, delivery, and performance by each Note Party of this Agreement, including the issuance of the Rights Offering Common Stock, Backstop Shares, Put Option Premium Shares, Rights Offering New Second Lien Loans, Backstop New Second Lien Loans and all other agreements to which such Note Party will be a party as contemplated by this Agreement and the Plan (this Agreement and such other agreements (including any guarantees), collectively, the “Transaction Agreements”) have been duly authorized by all necessary action on the part of such Note Party.
(ii)    Subject to entry of the applicable orders of the Bankruptcy Court, as to each Note Party, the execution, delivery, and performance by such Note Party of the Transaction Agreements to which it is a party do not and will not (i) violate any material provision of federal, state, or local law or regulation applicable to any Note Party or its Subsidiaries, the governing documents of any Note Party or its Subsidiaries, or any order, judgment, or decree of any court or other Governmental Entity binding on any Note Party or its Subsidiaries, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Material Contract of any Note Party or its Subsidiaries where any such conflict, breach or default could individually or in the aggregate reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any assets of any Note Party, other than Permitted Liens, or (iv) require any approval of any holder of Equity Interest of a Note Party or any approval or consent of any Person under any Material Contract of any Note Party, other than consents or approvals that have been obtained and that are still in force and effect and except, in the case of Material Contracts, for consents or approvals the failure to obtain which could not individually or in the aggregate reasonably be expected to cause a Material Adverse Effect.
(iii)    Subject to the requirements of applicable local laws, each Security Document, when executed and delivered in connection with the issuance of the New Second Lien Loans, will be effective to create in favor of the collateral agent under the New Second Lien Credit Facility for the benefit of itself and the lenders under the New Second Lien Loans a legal, valid and enforceable security interest in the collateral described therein except as enforceability may be limited by applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and the implied covenants of good faith and fair dealings. Upon completion of the delivery, filing and other actions specified in the relevant Security Documents, the collateral agent under the New Second Lien Credit Facility shall have a fully perfected second priority Lien on, and security interest in, all right, title and interest of the Company and the guarantors thereunder in such collateral (to the extent a security interest in such collateral can be perfected through taking of such actions), as security for the obligations under the New Second Lien Credit Facility.
(c)    Authorized and Issued Capital Stock.
(i)On the Closing Date, (A) the authorized capital stock of the Company will consist of the number of shares of New Common Stock as set forth in the Company’s certificate of incorporation, (B) the outstanding capital stock of the Company will consist of only shares of New Common Stock issued pursuant to the Plan and Plan Documents, including the Rights Offering Common Stock, (C) no New Common Stock will be held by the Company in its treasury, (D) shares of New Common Stock will be reserved for issuance in connection with the Management Incentive Plan and any other employment arrangement approved by the New Board and (E) no warrants to purchase shares of New Common Stock will be issued and outstanding.
(ii)    As of the Closing Date, all issued and outstanding shares of New Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable, and will not be subject to any preemptive rights.
(iii)    Except as set forth in this Section 3(c), as of Closing Date, no shares of capital stock or other equity securities or voting interest in the Company will have been issued, reserved for issuance or outstanding.
(i)    Except as described in this Section 3(c) and except as set forth in the Plan, Disclosure Statement, the Registration Rights Agreement, the New Organizational Documents, or the MIP, or except as set forth in Schedule 3(c) to the Disclosure Schedules, as of the Closing Date, neither the Company nor any of its Subsidiaries will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, contract, arrangement or undertaking (including any preemptive right) that (i) obligates the Company or any of its Subsidiaries to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any New Common Stock of, or other equity or voting interests in, the Company or any of its subsidiaries or any security convertible or exercisable for or exchangeable into any membership interests of, or other equity or voting interest in, the Company or any of its Subsidiaries, (ii) obligates the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, (iii) restricts the transfer of any capital stock of the Company or any of its subsidiaries or (iv) relates to the voting of any capital stock of the Company.
(d)    Governmental Consents. Subject to entry of the applicable orders of the Bankruptcy Court, the execution, delivery, and performance by each Note Party of the Transaction Agreements to which such Note Party is a party and the consummation of the transactions contemplated hereunder and by the other Transaction Agreements do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Entity, other than registrations, consents, approvals, notices, or other actions that have been obtained and that are still in force and effect.
(e)    Binding Obligations. Subject to entry of the applicable orders of the Bankruptcy Court and consummation of the Plan, and, assuming due authorization, execution and delivery by the Investors to this Agreement or the applicable counterparties to the other Transaction Agreements, each Transaction Agreement has been duly executed and delivered by each Note Party that is a party thereto and is the legally valid and binding obligation of such Note Party, enforceable against such Note Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.
(f)    Compliance with Laws. Except as otherwise permitted by the Bankruptcy Code or pursuant to any order of the Bankruptcy Court, no Note Party nor any of its Subsidiaries (a) is in violation of any applicable laws, rules, regulations, executive orders, or codes (including environmental laws) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, or (b) is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
(g)    No Material Adverse Effect. All historical financial statements relating to the Loan Parties and their Subsidiaries that have been delivered by Borrower to Agent have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, the Loan Parties’ and their Subsidiaries’ consolidated financial condition as of the date thereof and results of operations for the period then ended. Since September 30, 2016, other than the filing, commencement and continuation of the Chapter 11 Cases and the events that customarily result from the filing, commencement and continuation of the Chapter 11 Cases (including any litigation resulting therefrom), no event, circumstance, or change has occurred that has or could reasonably be expected to result in a Material Adverse Effect with respect to the Note Parties and their Subsidiaries.
(h)    No Fraudulent Conveyance. No transfer of property is being made by any Note Party and no obligation is being incurred by any Note Party in connection with the transactions contemplated by this Agreement or the other Transaction Agreements with the intent to hinder, delay, or defraud either present or future creditors of such Note Party.
(i)    Complete Disclosure. All factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the Company’s industry) furnished by or on behalf of a Note Party or its Subsidiaries in writing to any Investor for purposes of or in connection with this Agreement or the other Transaction Agreements, and all other such factual information taken as a whole (other than forward-looking information and projections and information of a general economic nature and general information about the Company’s industry) hereafter furnished by or on behalf of a Note Party or its Subsidiaries in writing to any Investor will be, true and accurate, in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.
(j)    Patriot Act. To the extent applicable, each Note Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Patriot Act”). No part of the proceeds of the loans made hereunder will be used by any Note Party or any of their Affiliates, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.
4.    Representations and Warranties of the Investors. Each of the Investors severally, and not jointly, represents and warrants to the Company as set forth below. Each representation and warranty is made as of the date hereof.
(a)    Formation. Such Investor has been duly organized or formed, as applicable, and is validly existing as a corporation or other entity in good standing under the applicable laws of its jurisdiction of organization or formation.
(b)    Power and Authority. Such Investor has the requisite power and authority to enter into, execute and deliver this Agreement and each other Transaction Agreement to which it is a party, and to perform its obligations hereunder and thereunder, and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Agreement and the Transaction Agreements to which it is a party.
(c)    No Conflict. Subject to entry of the Confirmation Order and consummation of the Plan, the purchase of the Rights Offering Common Stock by such Investor put to it by the Company, the purchase of the Unsubscribed Shares by such Investor pursuant to the terms hereof, the funding of the Rights Offering New Second Lien Loans and Unsubscribed New Second Lien Loans, if any, and the issuance of such loans to such Investor, and the execution and delivery by such Investor of this Agreement and compliance by it with all of the provisions hereof and the consummation of the transactions contemplated hereby (including compliance by the Company with its obligations hereunder): (i) will not conflict with or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent expressly provided in or contemplated by the Plan, in the acceleration of, or the creation of any Lien under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Investor is a party or by which such Investor is bound or to which any of its properties or assets is subject; (ii) will not result in any violation of the provisions of the organizational documents of the such Investor; and (iii) assuming the accuracy of the Company’s representations and warranties in Section 3, will not result in any material violation of, or any termination or material impairment of any rights under, any statute, subject to compliance with Antitrust laws, or any license, authorization, injunction, judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over such Investor or any of its properties, except in any such case described in clause (i) or clause (iii), for any conflict, breach, violation, default, termination, acceleration, impairment or Lien which would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact such Investor’s performance of its obligations under this Agreement. For purposes of this Agreement, “Antitrust laws” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder and any similar law enforced by any governmental antitrust entity of any jurisdiction (foreign or domestic) regarding pre-acquisition notifications for the purpose of competition reviews of mergers and acquisitions, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and all other applicable laws that are designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition or effectuating foreign investment
(d)    Consents and Approvals. Assuming the accuracy of the Company’s representations and warranties in Section 3, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over any Investor or any of its properties is required for the purchase of the Rights Offering Common Stock by such Investor put to it by the Company, the purchase of the Unsubscribed Shares by such Investor pursuant to the terms hereof, the funding of the Rights Offering New Second Lien Loans and Unsubscribed New Second Lien Loans, if any, and the issuance of such loans to such Investor, the execution and delivery by the Investor of this Agreement and performance of and compliance by it with all of the provisions hereof and the consummation of the Plan, except (i) the entry of the Confirmation Order and the Approval Order, (ii) any applicable filings under Antitrust laws, if required, and (iii) such consents, approvals, authorizations, registrations or qualifications which, if not made or obtained, will not prohibit, materially delay or materially and adversely impact such Investor’s performance of its obligations under this Agreement.
(e)    Execution and Delivery. This Agreement has been duly and validly executed and delivered by such Investor and constitutes its valid and binding obligation, enforceable against such Investor in accordance with its terms.
(f)    Securities Laws Compliance. Each of the Investors severally, and not jointly, represents and warrants to the Company as set forth below as of the date hereof
(i)    Transfer Restrictions. The Rights Offering Common Stock, Backstop Shares and the Put Option Premium Shares will not be offered for sale, sold or otherwise transferred by such Investor except pursuant to an effective registration statement under the Securities Act or in a transaction exempt from or not subject to registration under the Securities Act and any applicable state securities laws.
(ii)    Purchase Intent. Such Investor is acquiring Rights Offering Common Stock, Unsubscribed Shares and the Put Option Premium Shares for its own account or for the accounts for which it is acting as investment advisor or manager, and not with a view to distributing or reselling such Rights Offering Common Stock, Unsubscribed Shares or Put Option Premium Shares or any part thereof. Such Investor understands that such Investor must bear the economic risk of this investment indefinitely, unless the Rights Offering Common Stock, Unsubscribed Shares or Put Option Premium Shares are registered pursuant to the Securities Act and any applicable state securities or “Blue Sky” laws or an exemption from such registration is available, and further understands that the Company has no present intention of registering the resale of any Rights Offering Common Stock, Backstop Shares or Put Option Premium Shares.
(iii)    Investor Status. Such Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act (an “Accredited Investor”).
(iv)    Reliance on Exemptions. Such Investor understands that the Rights Offering Common Stock, Backstop Shares and Put Option Premium Shares are being offered and sold to such Investor in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire Rights Offering Common Stock, Backstop Shares and Put Option Premium Shares.
(v)    Sophistication. Such Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Rights Offering Common Stock, Backstop Shares and Put Option Premium Shares to be acquired hereunder. Such Investor understands and is able to bear any economic risks associated with such investment (including the necessity of holding such securities for an indefinite period of time) and is able to afford a loss of its investment in such securities.
(vi)    Access to Information. Such Investor acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Debtors and to obtain additional information that it has requested to verify the accuracy of the information contained herein.
(vii)    Legend. Such Investor understands that the Rights Offering Common Stock, Unsubscribed Shares and the Put Option Premium Shares acquired by it under this Agreement, if certificated, may bear, or if uncertificated, may be deemed to include, a customary Securities Act legend.
5.    Additional Covenants of the Company. The Company agrees with the Investors:
(a)    Approval Order and Confirmation Order. To do the following: (i) seek the entry of the Approval Order approving, among other things, the Disclosure Statement, the Rights Offering Procedures, authorization of the Debtors to enter into this Agreement and the other conditions specified in this Agreement (including the provisions for the payment of the Put Option Premium, Transaction Expenses (as defined below) and the indemnification provided herein), in form and substance reasonably acceptable to the Debtors and the Requisite Investors and (ii) seek the entry of the Confirmation Order by the Bankruptcy Court, in form and substance reasonably acceptable to the Debtors and the Requisite Investors. The Company will provide draft copies of the Plan Documents (including any amendments or supplements to the Plan and Disclosure Statement) to the Investors.
(b)    Rights Offering. To effectuate the Rights Offering in accordance with the Plan and the Approval Order.
(c)    Unsubscribed Shares; Unsubscribed New Second Lien Loans. To determine the amount of the Unsubscribed Shares, if any, and Unsubscribed New Second Lien Loans, if any and, in good faith, to provide a Purchase Notice or a Satisfaction Notice that accurately reflects the amount of Unsubscribed Shares and Unsubscribed New Second Lien Loans as so determined and to provide to the Investors a certification by the Subscription Agent of the Unsubscribed Shares and Unsubscribed New Second Lien Loans or, if such certification is not available, such written backup to the determination of the Unsubscribed Shares and Unsubscribed New Second Lien Loans as the Requisite Investors may reasonably request.
(d)    Antitrust laws. To promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under the Antitrust laws so that the applicable waiting period shall have expired or been terminated thereunder with respect to the purchase of New Common Stock, pursuant to this Agreement or the Rights Offering, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties hereto to obtain any necessary approvals required for the transactions contemplated by this Agreement.
(e)    Access to Books and Records. The Company on behalf of itself and its Subsidiaries shall provide to the Investors and their respective advisors and representatives reasonable access during normal business hours (and without unreasonable disruption or interference with the conduct of the business) to all books, records (including financial statements, when available), documents, properties, personnel, advisors and representatives of the Company and its subsidiaries to the extent reasonably requested (provided an authorized representative of the Company shall be allowed to be present). In addition, the Company shall promptly provide written notification to the Investors of any material claim or litigation, arbitration or administrative proceeding that is overtly threatened in writing or filed against them from the date hereof against the Company or any of its subsidiaries until the earlier of the (i) Effective Date and (ii) termination of this Agreement. Any requests for information and access provided by the Company to the Investors pursuant to this Section 5(e) shall be directed to the Company’s advisors. Each Investor hereby agrees that any information acquired by such Investor or its representatives pursuant to this Section 5(e) shall constitute “Confidential Information” as defined in those certain confidentiality agreements between each Investor and the Company and be subject to the terms and conditions thereof.

(f)    Indemnity and Reimbursement.
(i)    The Company, on behalf of itself and the other Debtors (in such capacity, the “Indemnifying Party”) shall, jointly and severally, indemnify, defend and hold harmless each Investor and its Affiliates, and its and their shareholders, directors, officers, partners and other equity holders, members, employees, agents, counsel, representatives, advisors and successors in interest (each, an “Indemnified Party”) for any losses in connection with, arising from or relating to any third party claims, challenges, litigation, investigations or proceedings, liabilities, damages and costs and expenses related thereto (which, for the avoidance of doubt, does not include any losses after the Closing Date related to the representations and warranties made in this Agreement) (collectively “Losses”) brought in connection with (a) any act or omission in connection with, arising from or relating to this Agreement, the Plan and the transactions contemplated thereby, or the transactions contemplated by this Agreement, including the fees payable hereunder or the use of proceeds of the Rights Offering or (b) the breach by the Company or any of its subsidiaries of this Agreement or any other third party claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Party is a party thereto, whether or not such proceedings are brought by the Company, its equity holders, Affiliates, creditors or any other person, and reimburse each Indemnified Party upon demand for reasonable and documented (with such documentation subject to redaction to preserve attorney client and work product privileges) legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Plan are consummated or whether or not this Agreement is terminated; provided, that the foregoing indemnity will not, as to any Indemnified Party, apply to any Losses to the extent it is found in a final, non-appealable judgment of the Bankruptcy Court or a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of any of the Indemnified Parties, or a breach of this Agreement; and provided further that so long as an Investor funds its Backstop Commitment, such Investor shall be considered to be an Indemnified Party under this Agreement.
(ii)    If an Investor has materially breached and not timely cured any such breach in respect of its covenants or obligations under this Agreement after receipt of a timely notice prior to the termination of this Agreement, then such Investor shall not be considered to be an Indemnified Party under this Agreement.
(iii)    Promptly after possession by an Indemnified Party of knowledge that a Loss exists (an “Indemnified Claim”), such Indemnified Party will, if an Indemnified Claim is to be made hereunder against the Indemnifying Party in respect thereof, promptly (and in any event within ten (10) Business Days) notify the Indemnifying Party in writing of the commencement thereof; provided that (A) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (B) the omission so to notify the Indemnifying Party will not relieve it from any liability that it may have to an Indemnified Party otherwise than on account of this Section 5(f). In case any such proceedings in respect of an Indemnified Claim (an “Indemnified Claim Proceeding”) are brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Party, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided that if the defendants in any such Indemnified Claim Proceedings include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, such Indemnified Party shall have the right to select one separate counsel (for all Indemnified Parties) to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claim Proceedings on behalf of such Indemnified Party. Upon receipt of notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense of such Indemnified Claim Proceedings and reasonable approval by such Indemnified Party of counsel, the Indemnifying Party shall not be liable to such Indemnified Party for expenses incurred by such Indemnified Party in connection with the defense thereof (other than reasonable costs of investigation) unless (x) such Indemnified Party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the preceding sentence, (y) the Indemnifying Party shall not have employed counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party within a reasonable time after notice of commencement of the Indemnified Claim Proceedings or (z) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Party.
(iv)    The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent (not to be unreasonably delayed or withheld), but if settled with such consent, the Indemnifying Party shall indemnify the Indemnified Party from and against any Loss by reason of such settlement, subject to the rights of the Indemnifying Party in Section 5(f)(i) to claim exemption from its indemnity obligations. The Indemnifying Party shall not, without the prior written consent of an Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), enter into any settlement of any Indemnified Claim Proceeding unless such settlement (x) includes an explicit and unconditional release of all Indemnified Parties from the party bringing such Indemnified Claim Proceeding and (y) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any Indemnified Party. The obligations of the Indemnifying Party under this Section 5(f) shall survive any termination or rejection of this Agreement.
(v)    All amounts paid by the Indemnifying Party to an Indemnified Party under this Section 5(f) shall, to the extent permitted by applicable law, be treated as adjustments to the purchase price paid by such Indemnified Party for the Backstop Shares purchased by it for all tax purposes. The provisions of this Section 5(f) are an integral part of the transactions contemplated by this Agreement and without these provisions the Investors would not have entered into this Agreement, and the obligations of the Company under this Section 5(f) shall constitute allowed administrative expense claims of the Debtors’ estate under Sections 503(b) and 507 of the Bankruptcy Code and are payable without further order of the Bankruptcy Court, and the Company may comply with the requirements of this Section 5(i) without further order of the Bankruptcy Court.
(g)    No Integration; No General Solicitation. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Rights Offering Common Stock, the Backstop Shares, the Put Option Premium Shares, the Rights Offering and this Agreement in a manner that would require registration of any such securities to be issued by the Company on the Effective Date under the Securities Act. None of the Company or any of its affiliates or any other Person acting on its or their behalf will solicit offers for, or offer or sell, any Rights Offering Common Stock by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.
(h)    DTC Eligibility. The Company shall use its commercially reasonable efforts to cause the New Common Stock to be registered in the name of Cede & Co., as a nominee for DTC, and evidenced by a global certificate held on behalf of members or participants in DTC as nominees for the Investors, provided that the Rights Offering Common Stock, the Backstop Shares and the Put Option Premium Shares issued pursuant to the Rights Offering, shall be issued in registered form on the books and records of the Company, the Company’s transfer agent or other designee acceptable to the Requisite Investors, such registration to be in a manner acceptable to the Requisite Investors.
(i)    Use of Proceeds. All funds paid by the Investors to the Company in connection with the transactions contemplated hereunder, without any deductions for fees or expenses, shall be used by the Company as set forth in the Rights Offering Term Sheet.
(j)    Blue Sky. To the extent applicable, the Company shall, on or before the Closing Date, take such actions as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Rights Offering Common Stock, Backstop Shares or the Put Option Premium Shares issued hereunder for, sale or issuance to the Investors at the Closing Date pursuant to this Agreement under applicable securities and “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdiction, and shall provide evidence of any such action so taken to the Investors on or prior to the Closing Date. The Company shall make all filings and reports related to the offer and sale or issuance of the Rights Offering Common Stock, Backstop Shares or the Put Option Premium Shares issued hereunder required, including under applicable securities and “Blue Sky” laws of the states of the United States following the Closing Date (including by timely filing a Form D with the SEC to the extent required). The Company shall pay all fees, costs and expenses in connection with satisfying the obligations set forth in this Section 5(j)
(k)    New First Lien Credit Facility; New Second Lien Credit Facility.
(i)    The Company agrees to work in good faith to obtain documentation for the New First Lien Credit Facility and New Second Lien Credit Facility in form and substance acceptable to the Requisite Investors and the Debtors. Each of the Initial Investors shall have the right to receive, upon reasonable request, an update by the Company on, and a summary of, any material meetings, discussions or negotiations related to the New First Lien Credit Facility.
(ii)    The Company agrees to use its commercially reasonable efforts to cause the (x) intercreditor agreement between the collateral agent under the New First Lien Credit Facility and the administrative and collateral agent under the New Second Lien Credit Facility in form and substance satisfactory to the Requisite Investors and the Debtors (the “Intercreditor Agreement”) and (y) security agreements, pledge agreements, collateral assignments, mortgages and related agreements creating, evidencing or perfecting the security interests in the collateral securing the New Second Lien Loans (the “Security Documents”) to contain terms and provisions that are customary for such agreement, which terms and conditions are consistent with those governing the corresponding agreements to the New First Lien Credit Facility and are in form and substance satisfactory to the Requisite Investors.
(l)    Cooperation Regarding Security. The Company and its subsidiaries shall cooperate with the Investors in creating, perfecting and evidencing all security interests, mortgages, encumbrances and Liens on the collateral securing the New Second Lien Credit Facility pursuant to the Security Documents.
(m)    Registration Rights Agreement. The Initial Investors shall be entitled to certain registration rights pursuant to a registration rights agreement, in form and substance consistent with the terms of the Rights Offering Term Sheet and otherwise acceptable to the Company and the Requisite Investors (the “Registration Rights Agreement”). A form of the Registration Rights Agreement shall be filed with the Bankruptcy Court as part of the Plan Supplement.
6.    Additional Covenants of the Investors. Each of the Investors agrees, severally and not jointly, with the Company:
(a)    Information. To provide the Company with such information as it may reasonably request regarding such Investor for inclusion in the Disclosure Statement as may be required by applicable law.
(b)    Antitrust laws. To prepare and file all necessary documentation and to effect all applications that are necessary or advisable under the Antitrust laws so that the applicable waiting period shall have expired or been terminated thereunder with respect to the purchase of the Rights Offering Common Stock and the Backstop Shares (and the issuance of the Put Option Premium Shares) pursuant to this Agreement or the Rights Offering, and not to take any action that is intended or reasonably likely to materially impede or delay the ability of the parties hereto to obtain any necessary approvals required for the transactions contemplated by this Agreement.
(c)    Plan Support. To vote any and all of the Existing Second Lien Claims it holds or has the authority to vote with respect to the Debtors in favor of the Plan and not object to or vote to reject or impede the Plan, support directly or indirectly such objection or impediment, or otherwise take any actions or commence any proceedings to oppose or seek any modification of the Plan.
7.    Conditions to the Obligations of the Investors. The obligations of the Investors to consummate the transactions contemplated hereby on the Effective Date are subject to the satisfaction of the following conditions (unless waived by the Requisite Investors):
(a)    Alternative Transaction. The Company shall not have made a public announcement of its intention not to pursue the Plan, or directly or indirectly, have sought, solicited, negotiated, encouraged, proposed, filed, supported, consented to, pursued, initiated, assisted, joined in, participated in the formulation of, or entered into any agreements relating to, or provided any information about, the Debtors for the purposes of entering into an Alternative Transaction, and shall not have filed any motion or other filing seeking dismissal of the Chapter 11 Cases, the appointment of a trustee or examiner with expanded powers in the Chapter 11 Cases, the conversion of any of the Chapter 11 Cases (except for a Chapter 11 Case of an immaterial direct or indirect subsidiary of the Company) to a case under chapter 7 of the Bankruptcy Code, or vacating extending, terminating, amending or modifying in any material respect the DIP Financing Orders without the consent of the Requisite Investors. For purposes of this Agreement, an “Alternative Transaction” is any plan of reorganization, workout, proposal or offer of dissolution, winding up, liquidation, financing, assignment for the benefit of creditors, refinancing, merger, consolidation, business combination, joint venture, partnership, sale of assets or restructuring (as opposed to a stand-alone restructuring) of all or any of the Debtors (including an alternative restructuring transaction with another equity or equity-like capital provider (including any alternative plan other than the Plan with, or a sale of substantially all of the Debtors’ assets to, any party other than the Investors, including, any of the Debtors’ existing creditors, shareholders or any other party)) other than as contemplated by the Plan or as otherwise consented to by the Requisite Investors. For the avoidance of doubt and notwithstanding and provisions to the contrary in this Agreement, in order to fulfill the Debtors’ fiduciary obligations, the Debtors may analyze and consider unsolicited proposals or offers for any Alternate Transaction and may ask clarifying questions regarding any such offer received (but may not negotiate, counter or seek to alter the terms therein) without terminating or breaching their obligations under this Agreement.
(b)    Approval Order. The Bankruptcy Court shall have entered the Approval Order, and such order shall be in form and substance reasonably acceptable to the Requisite Investors. The Plan, as approved, and the Confirmation Order, as entered, by the Bankruptcy Court, shall each be in the form and substance reasonably acceptable to the Requisite Investors, and the Confirmation Order shall be a Final Order.
(c)    Conditions to Effective Date. The Debtors shall have complied in all material respects with the terms of the Plan that are to be performed by the Debtors on or prior to the Effective Date and the conditions to the Effective Date set forth in the Plan shall have been satisfied (or waived) in accordance with the Plan, and the Effective Date shall have occurred.
(d)    Rights Offering. The Company shall have commenced the Rights Offering, the Rights Offering shall have been conducted in all material respects in accordance with this Agreement, and the Rights Expiration Time shall have occurred.
(e)    Purchase Notice or Satisfaction Notice. The Investors shall have received a Purchase Notice or Satisfaction Notice from the Company, as applicable, in accordance with Section 1(e).
(f)    Valid Issuance. The Rights Offering Common Stock, the Backstop Shares and the Put Option Premium Shares shall be, upon (i) with respect to the Rights Offering Common Stock and the Backstop Shares, payment of the aggregate purchase price as provided herein and the Rights Offering Procedures and (ii) the Effective Date, validly issued and outstanding, and free and clear of all taxes, Liens, pre-emptive rights, rights of first refusal, subscription and similar rights.
(g)    Antitrust laws. If the purchase of the Rights Offering Common Stock and the Backstop Shares (and the issuance of the Put Option Premium Shares) by any of the Investors pursuant to this Agreement and the Rights Offering is subject to the terms of the Antitrust laws, the applicable waiting period shall have expired or been terminated thereunder with respect to such purchase.
(h)    Representations and Warranties.
(i)    The representations and warranties of the Debtors contained in Section 3(g) shall be true and correct in all respects on and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).
(ii)    The representations and warranties of the Debtors contained in Sections 3(b), 3(c) and 3(e) shall be true and correct in all material respects at and as of the Closing Date after giving effect to the Plan with the same effect as if made on and as of the Closing Date after giving effect to the Plan (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time).
(iii)    The other representations and warranties of the Debtors contained in this Agreement (or incorporated by reference to the DIP Term Facility Credit Agreement) shall be true and correct in all material respects (except with respect to provisions qualified by materiality or Material Adverse Effect) at and as of the Closing Date with the same effect as if made on and as of the Closing Date (other than representations and warranties that by their terms address matters only as of another specified time, which shall be true and correct only as of such time).
(i)    Covenants. The Company shall have performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date.
(j)    Fees, etc. All fees, costs and expenses and other amounts required to be paid or reimbursed by the Company to the Initial Investors (including the Transaction Expenses) and any other Investors as of the Effective Date hereunder shall have been so paid or reimbursed.
(k)    Material Adverse Effect. No Material Adverse Effect shall have occurred from the date hereof to the Closing Date.
(l)    Conditions to Issuance. All conditions to the consummation of the issuance of the New Common Stock (including the Rights Offering Common Stock, the Backstop Shares and the Put Option Premium Shares) and the New Second Lien Loans (including the Rights Offering New Second Lien Loans and the Unsubscribed New Second Lien Loans), other than receipt of payment from the Investors of their portion of the purchase price in respect of the Backstop Commitment, shall have been fulfilled.
(m)    Closing Certificate. The Debtors shall have furnished to the Investors prior to 9:00 a.m., New York City time, on the Closing Date, a certificate, signed by an executive officer of the Company and dated as of the Closing Date, to the effect that the conditions specified in Section 7(h), Section 7(i) and Section 7(k) have been satisfied.
(n)    Approvals. All governmental and third party authorizations, approvals, consents or clearances necessary in connection with the issuance or sale pursuant to this Agreement, the Plan and the Disclosure Statement of the New Common Stock (including the Rights Offering Common Stock, the Backstop Shares and the Put Option Premium Shares) and the New Second Lien Loans (including the Rights Offering New Second Lien Loans and the Backstop New Second Lien Loans) shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority, that would restrain, prevent or otherwise impose adverse conditions on the issuance or sale of such securities.
(o)    No Legal Impediment to Issuance. No statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity, and no judgment, injunction, decree, other legal restraint or order of any federal, state or foreign court shall have been issued that prohibits the implementation of the Plan, the Rights Offering or the transactions contemplated by this Agreement.
(p)    Opinions. The Company shall deliver such customary opinions of counsel to the Company, dated as of the Closing Date and addressed to the Investors and the collateral agent under the New Second Lien Credit Facility that are customary for the purchase and sale of the Rights Offering Common Stock and the Backstop Shares and the issuance of the secured New Second Lien Loans (including the Rights Offering New Second Lien Loans and the Backstop New Second Lien Loans) and the transactions contemplated by this Agreement, including as may be customary and consistent with local practice in the relevant jurisdictions and in each case in form and substance satisfactory to the Requisite Investors.

(q)    New First Lien Credit Facility, New Second Lien Credit Facility and Related Documents.
(i)    The Company shall have executed and delivered documentation governing the New First Lien Credit Facility and the New Second Lien Credit Facility, each of which shall be in form and substance acceptable to the Requisite Investors and the Debtors and the closing of the transactions and the effectiveness New First Lien Credit Facility and the New Second Lien Credit Facility shall have occurred or occurred substantially concurrently with the occurrence of the Closing Date.
(ii)    The Security Documents, the Intercreditor Agreement and any and all documentation relating to the Plan and the transactions contemplated hereby and by the Plan, in each case in form and substance acceptable to the Requisite Investors and the Company, shall have been executed and delivered by the Company and the other parties thereto, and the Requisite Investors shall be satisfied that the Security Documents will, when properly filed or recorded, created second priority, perfected Liens on the collateral.
8.    Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby on the Effective Date are subject to satisfaction of the following conditions (unless waived by the Company), except where the failure to satisfy any such condition is the result of a failure by the Company to comply with this Agreement:
(a)    Approval Order. The Bankruptcy Court shall have entered the Approval Order, and such order shall be in form and substance reasonably acceptable to the Debtors. The Plan, as approved, and the Confirmation Order, as entered, by the Bankruptcy Court, shall each be in form and substance reasonably acceptable to the Debtors, and the Confirmation Order shall be a Final Order.
(b)    Conditions to Effective Date. The conditions to the Effective Date set forth in the Plan shall have been satisfied (or waived) in accordance with the Plan and the Effective Date shall have occurred.
(c)    Representations and Warranties. The representations and warranties of the non-Defaulting Investors set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case, on and as of the Closing Date as if made on and as of the Closing Date (or, to the extent given as of a specific date, as of such date).
(d)    Availability of Purchase Price. The Rights Offering Amount in cash shall have been deposited in the Rights Offering Escrow Account and Backstop Escrow Account as the aggregate purchase price for the Rights Offering Common Stock, Backstop Shares, Rights Offering New Second Lien Loans and Backstop New Second Lien Loans, unless the Company agrees that such aggregate amount of cash may be a lesser amount (including pursuant to Section 1(c) in conjunction with the Requisite Investors).
(e)    Approvals. All governmental and third party authorizations, approvals, consents or clearances necessary in connection with the issuance or sale pursuant to this Agreement, the Plan and the Disclosure Statement of the New Common Stock (including the Rights Offering Common Stock, the Backstop Shares and the Put Option Premium Shares) and the New Second Lien Loans (including the Rights Offering New Second Lien Loans and the Backstop New Second Lien Loans) shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority, that would restrain, prevent or otherwise impose adverse conditions on the issuance or sale of such securities.
(f)    No Legal Impediment to Issuance. No statute, rule, regulation or order shall have been enacted, adopted or issued by any Governmental Entity, and no judgment, injunction, decree, other legal restraint or order of any federal, state or foreign court shall have been issued that prohibits the implementation of the Plan, the Rights Offering or the transactions contemplated by this Agreement.
(g)    Antitrust laws. If the purchase of the Rights Offering Common Stock and the Backstop Shares (and the issuance of the Put Option Premium Shares) by any of the Investors pursuant to this Agreement and the Rights Offering is subject to the terms of the Antitrust laws, the applicable waiting period shall have expired or been terminated thereunder with respect to such purchase.
9.    Survival of Representations and Warranties. The representations and warranties made in this Agreement will not survive the Closing Date. Covenants and agreements that by their terms are to be satisfied after the Closing Date shall survive until satisfied in accordance with their terms.
10.    Termination.
(a)    Termination by the Investors. The Requisite Investors may terminate this Agreement by written notice to the Company upon the occurrence and during the continuance of any of the following:
(i)    upon the failure of the Debtors to:
(A)    obtain entry of the Approval Order by the Bankruptcy Court as soon as reasonably practicable and in no event later than February 10, 2017;
(B)    commence the Solicitation and Rights Offering as soon as reasonably practicable and in no event later than February 17, 2017;
(C)    obtain the entry of the Confirmation Order that is a Final Order by no later than March 28, 2017, which Confirmation Order is reasonably acceptable to the Debtors and the Requisite Investors; or
(D)    cause the Effective Date to have occurred no later than April 17, 2017 (unless extended in respect of the cure periods specified in Section 2(j)(i));
(ii)    the Bankruptcy Court denies the Motion for the Approval Order;
(iii)    an order is entered by the Bankruptcy Court or a court of competent jurisdiction denying confirmation of the Plan or denying approval of the Disclosure Statement (unless, in either case, caused by a default of the Investors of their obligations hereunder, in which event the Investors shall not have the right to terminate this Agreement under this clause (iii));
(iv)    the issuance by any Governmental Entity, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment or order enjoining the consummation of the Plan and such ruling or order is not vacated within fourteen (14) days;
(v)    the Bankruptcy Court having entered an order (A) directing the appointment of an examiner with expanded powers or a trustee, (B) converting any of the Chapter 11 Cases (except for a Chapter 11 Case of an immaterial direct or indirect subsidiary of the Company) to a case under chapter 7 of the Bankruptcy Code, (C) dismissing any of the Chapter 11 Cases or (D) vacating, extending, terminating, amending or modifying in any material respect the DIP Financing Order without the consent of the Requisite Investors;
(vi)    upon the Debtors filing any motion or other request for relief seeking to (A) appoint an examiner with expanded powers or a trustee, (B) convert any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code or (C) dismiss any of the Chapter 11 Cases;
(vii)    upon the withdrawal, waiver, amendment or modification by the Debtors of the Plan or the filing of a pleading or notice seeking to withdraw, waive, amend or modify any term or condition of the Plan, which withdrawal, waiver, amendment, modification or filing is not acceptable to the Requisite Investors;
(viii)    the Debtors file any Plan Document with the Bankruptcy Court (including any modifications or amendments thereof) that has not received the requisite approval of the Requisite Investors under this Agreement;
(ix)    the Debtors file, propose or otherwise support any plan of liquidation, asset sale or a plan of reorganization other than the Plan;
(x)    the Bankruptcy Court grants relief that is inconsistent with this Agreement or the Plan in any material respect, including approval or confirmation of an Alternative Transaction;
(xi)    the Bankruptcy Court grants relief terminating, annulling, or modifying the automatic stay (as set forth in section 362 of the Bankruptcy Code) with regard to any assets of the Debtors having an aggregate fair market value in excess of one hundred thousand dollars ($100,000) without the consent of the Requisite Investors;
(xii)    (A) an Event of Default under the DIP Term Facility Credit Agreement or the DIP Revolving Facility Credit Agreement has occurred and is continuing unwaived or not subject to a forbearance for more than two (2) Business Days; or (B) an acceleration of the obligations or termination of commitments of the loan under either of the DIP Term Facility Credit Agreement or the DIP Revolving Facility Credit Agreement;
(xiii)    the Debtors fail to timely pay the fees and expenses as set forth in this Agreement, including the Transaction Expenses;
(xiv)    the entry of an order by any court of competent jurisdiction invalidating, disallowing, subordinating or limiting, in any material respect, as applicable, the enforceability, priority or validity of the Existing Second Lien Claims;
(xv)    if the Company shall have breached any representation, warranty, covenant or other agreement made by the Company in this Agreement or any such representation and warranty shall have become inaccurate after the date of this Agreement, and such breach or inaccuracy would, individually or in the aggregate, result in the failure of a condition set forth in Section 7(h), Section 7(i) or Section 7(k), if continuing on the Closing Date, being satisfied and such breach or inaccuracy is not cured by the Company by the fourth (4th) Business Day after giving notice thereof to the Company by the Requisite Investors other than with respect to an breach of the compliance with any of the milestones set forth in Section 10(a)(i) and any other breach that is uncurable, for which no notice or cure period shall be required or apply;
(xvi)    upon the occurrence of a Material Adverse Effect; or
(xvii)    the Debtors modify, amend or otherwise replace a business plan of the Debtors (which business plan includes a table showing the capitalization of the Debtors on the Effective Date) presented to the Investors as of the date of this Agreement without the approval of the Requisite Investors, each in their sole discretion.
(b)    Termination by the Company. The Company may terminate this Agreement by written notice to the Investors upon the occurrence of any of the following:
(i)    if the Investors holding more than 66-2/3% of the Backstop Commitments shall have breached (other than an immaterial breach) any of their obligations, covenants, representations or warranties set forth in this Agreement, and such breach is continuing, which breach (i) would result in the impossibility of a condition set forth in Section 8 to be satisfied and (ii) cannot be cured within ten (10) Business Days after the Company provides written notice to the Investors of such breach (in which event upon failure to so cure within such time period); provided that the Company is not then in breach of any representation, warranty, covenant or other agreement hereunder that would result in the failure of any condition set forth in Section 8 being satisfied;
(ii)    upon the failure of any of the conditions set forth in Section 8(b)‑(f) to be satisfied when required to be satisfied;
(iii)    the issuance by any Governmental Entity, including any regulatory authority or court of competent jurisdiction, of any ruling, judgment, or order enjoining the consummation of a material portion of the Plan and such ruling or order is not vacated within fourteen (14) days; or
(iv)    the Company having received (and not solicited) a proposal or offer for an Alternative Transaction, such Alternative Transaction being reasonably likely to be more favorable than the Plan and the transactions contemplated by this Agreement, and that continuing to pursue the Plan pursuant to this Agreement of the Plan and the transactions contemplated by this Agreement would be inconsistent with the fiduciary obligations of the board of directors of the Company under applicable law, upon the advice of outside legal counsel;
provided that the Company may terminate this Agreement as to any Investor individually, and not as to all Investors, in connection with a breach (other than an immaterial breach) of any of such Investor’s obligations, covenants, representations or warranties set forth in this Agreement, and such breach is continuing and is not timely cured within ten (10) Business Days after the Company provides written notice to such Investor of such breach (in which event upon failure to so cure within such time period). Notwithstanding the termination by the Company as to any individual Investor, the remaining Investors shall be entitled to their pro rata portion of the Put Option Premium pursuant to the terms of this Agreement.
(c)    Mutual Agreement. This Agreement may be terminated by mutual written consent of the Company and the Requisite Investors.
(d)    Effect of Termination. Subject to Section 13, upon termination of this Agreement, each party hereto shall be released from its commitments, undertakings and agreements under or related to this Agreement and shall have the rights and remedies that it would have had and shall be entitled to take all actions, whether with respect to the transactions contemplated hereby or otherwise, that it would have been entitled to take had it not entered into this Agreement. Notwithstanding anything contained herein, if this Agreement is terminated as a result of a breach of this Agreement by a party hereto, such party shall not be released and shall remain liable for any damages resulting from such termination.
11.    Commercially Reasonable Efforts.
(a)    Without in any way limiting any other respective obligation of the Company in this Agreement, the Company shall use its commercially reasonable efforts to take or cause to be taken all such actions, and do or cause to be done all such things, reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Plan, including to cause the conditions set forth in Section 7 to be satisfied and to consummate the Plan, and to:
(i)    timely prepare and file all documentation reasonably necessary to effect all necessary notices, reports and other filings of such Person and to seek to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or any transnational, multinational, domestic or foreign federal, state, provincial or local governmental, regulatory or administrative authority, instrumentality, department, court, arbitrator, agency, commission or official, including any political subdivision thereof, any state-owned or state-controlled enterprise, or any non-governmental self-regulatory agency, commission or authority (a “Governmental Entity”);
(ii)    execute, acknowledge and deliver to the Investors or other parties such other instruments, documents and certificates, and take such other actions as the Requisite Investors may reasonably request, in each case, in order to consummate the Plan,
(iii)    subject to applicable professional responsibilities, defend any Legal Proceedings in any way challenging (A) this Agreement or the Plan, (B) any Plan Document or (C) the consummation of the Plan, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed; and
(iv)    cooperate in good faith to finalize all documents relating to the Plan.
For purposes of this Agreement, “Legal Proceeding” shall mean any governmental, administrative, judicial or regulatory investigations, audits, actions, suits, claims, arbitrations, demands, notice of non-compliance or proceedings.
(b)    The Company shall provide or cause to be provided copies of all material pleadings, motions and other documents to be filed in the Chapter 11 Cases on behalf of the Company or its Subsidiaries relating to or affecting the transactions contemplated under the Transaction Agreements for review and comment by the Requisite Investors promptly, but in any event not less than two Business Days prior to filing; provided that failure to deliver such items in the time provided shall not be a breach hereunder as long as the Company uses reasonable efforts to make such delivery in advance of filing the same with the Bankruptcy Court.
(c)    Nothing contained in this Section 11 shall limit the ability of any Investor to consult with the Debtors, to appear and be heard, or to file objections, concerning any matter arising in the Chapter 11 Cases to the extent not inconsistent with this Agreement.
(d)    Without in any way limiting any other respective obligation of the Investors in this Agreement, each of the Investors shall use its commercially reasonable efforts to cooperate with the Company in order to consummate and make effective the transactions contemplated by this Agreement and the Plan, including to (i) cause the conditions set forth in Section 8 to be satisfied, (ii) execute, acknowledge, and deliver to the Company or other parties such other instruments, documents and certificates, and take such other actions as the Company may reasonably request, in each case, in order to consummate the Plan, including voting in favor of the Plan, and (iii) cooperate in good faith to finalize all documents relating to the Plan.
12.    Notices. All notices hereunder shall be deemed given if in writing and delivered, if contemporaneously sent by electronic mail, facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses (or to such other addresses as any party may from time to time notify in writing to the other parties pursuant hereto):
If to the Investors, to each of the undersigned Investors at the addresses listed on the signatures pages hereto, with a copy (which shall not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
Robert S. Strauss Building
1333 New Hampshire Avenue, N.W.
Washington, DC 20036-1564
Email: salberino@akingump.com
Attention: Scott L. Alberino

and to

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
Email: bkahn@akingump.com
Attention: Brad M. Kahn

If to the Company, to:
Erickson Incorporated
5550 SW Macadam Avenue, Suite 200
Portland, Oregon 97239
Email: mberube@EricksonInc.com
Attn: Melissa Berube, Deputy General Counsel

with a copy (which shall not constitute notice) to:

Haynes & Boone, LLP
1221 McKinney Street, Suite 2100
Houston, Texas 77010
Email: kenric.kattner@haynesboone.com
Attn: Kenric D. Kattner

and to

Haynes and Boone, LLP
2323 Victory Ave, Suite 700
Dallas, Texas 75219
Email: ian.peck@haynesboone.com
Attn: Ian Peck

Any notice given by delivery, mail or courier shall be effective when received. Any notice given by facsimile or electronic mail shall be effective upon oral, machine or electronic mail (as applicable) confirmation of transmission.
13.    Survival. Notwithstanding the termination of this Agreement, the agreements and obligations of the parties hereto in Section 2(b), Section 2(c), Section 2(d), Section 2(e) (solely with respect to accrued and unpaid expenses through the date of termination), Section 2(j), Section 5(f), the last sentence of Section 10(b), Section 10(d), Sections 12 through 18, and Sections 21, 22, 24, 25, 26 and 28 shall survive such termination and shall continue in full force and effect in accordance with the terms hereof; provided that any liability of a party for failure to comply with the terms of this Agreement shall survive such termination.
14.    Headings. The headings of the sections, paragraphs and subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof or, for any purpose, be deemed a part of this Agreement.
15.    Severability. If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect. Upon any such determination of invalidity, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
16.    Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any of the parties hereto without the prior written consent of the Company and the Requisite Investors, other than an assignment by an Investor permitted by Section 2(i). This Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.
17.    Complete Agreement.
(a)    This Agreement (including the Exhibits, the schedules and the other documents and instruments referred to herein) constitutes the entire agreement of the parties hereto and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the parties hereto with respect to the subject matter of this Agreement, except that the parties hereto acknowledge that any confidentiality agreements heretofore executed between the Company and any other party hereto will continue in full force and effect.
(b)    Notwithstanding anything to the contrary in the Plan, the Approval Order or the Confirmation Order (including any amendments, supplements or modification to any of them) or an affirmative vote to accept the Plan submitted by any Investor, nothing contained in the Plan, the Approval Order or the Confirmation Order (including any amendments, supplements or modification to any of them) shall alter, amend or modify the rights of the Investors under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 20.
18.    Governing law; Waiver of Trial by Jury.
(a)    This Agreement shall be construed and enforced in accordance with, and the rights of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflict of laws principles thereof and, to the extent applicable, the Bankruptcy Code. Each of the parties irrevocably agrees that any legal action, suit or proceeding (each, a “Proceeding”) arising out of or directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory) brought by any party hereto or its successors or permitted assigns shall be brought and determined in the Bankruptcy Court during the pendency of the Chapter 11 Cases; provided that, if the Bankruptcy Court lacks jurisdiction, the parties hereto consent and agree than any such Proceeding shall be brought exclusively in a state or federal court in the Borough of Manhattan, State of New York.
(b)    Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any Proceeding arising out of or directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereby (whether based on contract, tort or any other theory). Each party hereto hereby irrevocably agrees service of process, summons, notice or document addressed to them at their respective addresses provided in Section 12 shall be effective service of process against it for any such Proceeding brought in any such court.
19.    Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same agreement. Execution copies of this Agreement delivered by facsimile or PDF shall be deemed to be an original for the purposes of this paragraph.
20.    Amendments and Waivers. Except as otherwise expressly set forth herein, this Agreement, including any exhibits or schedules hereto, may not be waived, modified, amended or supplemented except in a writing signed by the Company and the Requisite Investors; provided that each Investor’s prior written consent shall be required for any amendment, restatement, modification, supplement or other change that would have the effect of (i) modifying such Investor’s Backstop Commitment or Investor Percentage, (ii) other than pursuant to Section 1(c), increasing the Rights Offering Amount above $30.0 million, (iii) changing this Section 20, (iv) changing the terms or conditions to the payment of the Put Option Premium or decreasing the Put Option Premium or (v) otherwise materially, adversely, disproportionately and directly affecting such Investor. No delay on the part of any party hereto in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any party hereto of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. Except as otherwise provided in this Agreement, the rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any party hereto otherwise may have at law or in equity. For purposes of this Agreement, “Requisite Investors” shall mean the Initial Investors holding more than 66-2/3% of the Backstop Commitments; provided that the Backstop Commitments held by a Defaulting Investor shall be excluded for purposes of determining Requisite Investors.
21.    Specific Performance. It is understood and agreed by the parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any party hereto and each non-breaching party shall be entitled to seek specific performance and injunctive or other equitable relief (including attorneys’ fees and costs) as a remedy of any such breach, without the necessity of proving the inadequacy of money damages as a remedy. The parties hereto hereby agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by the parties hereto and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of the parties hereto under this Agreement. Each party hereto hereby waives any requirement for the security or posting of any bond in connection with such remedies.
22.    Other Interpretive Matters.
(a)    Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply: (i) when calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day; (ii) any reference in this Agreement to $ shall mean U.S. dollars; (iii) all Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein and any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall be defined as set forth in this Agreement; (iv) words imparting the singular number only shall include the plural and vice versa; (v) the words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires; (vi) the word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (vii) the division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement; and (viii) all references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified. For the purposes of this Agreement, “Affiliates” of any Person means any Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, “control” (including with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).
(b)    In the event of any inconsistencies between the terms of this Agreement (without reference to the Exhibits) and the Rights Offering Term Sheet, the terms of this Agreement shall control.
(c)    The parties agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.
23.    Further Assurances. Subject to the terms hereof, each of the parties shall take such action as may be reasonably necessary or reasonably requested by the other parties to carry out the purposes and intent of this Agreement, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement.
24.    No Reliance. No Investor or any of its Affiliates shall have any duties or obligations to the other Investors in respect of this Agreement, the Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Investor or any of its Affiliates shall be subject to any fiduciary or other implied duties to the other Investors, (b) no Investor or any of its Affiliates shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Investor, (c)(i) no Investor or any of its Affiliates shall have any duty to the other Investors to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Investors any information relating to the Company or any of its subsidiaries that may have been communicated to or obtained by such Investor or any of its Affiliates in any capacity and (ii) no Investor may rely, and confirms that it has not relied, on any due diligence investigation that any other Investor or any Person acting on behalf of such other Investor may have conducted with respect to the Company or any of its Affiliates or any of their respective securities and (d) each Investor acknowledges that no other Investor is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Rights Offering Common Stock or its Backstop Commitment.
25.    No Interpretation Against Drafter. This Agreement is the product of negotiations between the parties hereto represented by counsel, and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived.
26.    Publicity. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company and the Investors shall consult with each other prior to issuing any press releases, public documents and public filings (and provide each other a reasonable opportunity to review and comment upon such release, and the Company will consider in good faith any comments the Requisite Investors have to any such documents) or otherwise making public announcements with respect to the transactions contemplated by this Agreement; provided that nothing in this Section 26 shall prohibit any party hereto from filing any motions or other pleadings or documents with the Bankruptcy Court in connection with the Chapter 11 Cases.
27.    Effectiveness. This Agreement shall become effective and binding upon the execution and delivery by the Company and each of the Initial Investors of an executed signature page hereto and upon entry by the Bankruptcy Court of the Approval Order, except the Debtors shall be immediately obligated upon the execution by the Company and each of the Initial Investors to comply with the provisions of Section 5(e), Section 11(a) and Section 11(b).
28.    Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed comprehensive settlement of matters that could otherwise be the subject of litigation among the parties hereto. Pursuant to Rule 408 of the Federal Rules of Evidence, any applicable state rules of evidence and any other applicable law, foreign or domestic, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to obtain Bankruptcy Court approval hereof and a proceeding to enforce this Agreement’s terms. Nothing herein is intended to, or does, in any manner waive, limit, impair or restrict the ability of each of the parties hereto to protect and preserve its rights, remedies and interests, including its Claims against any of the other parties hereto (or their respective affiliates or subsidiaries) or its full participation in the Chapter 11 Cases. This Agreement shall in no event be construed as or be deemed an admission or concession on the part of any party of any Claim or fault or liability or damages whatsoever. Pursuant to Section 408 of the U.S. Federal Rule of Evidence and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding, except to the extent filed with, or disclosed to, the Bankruptcy Court in connection with the Chapter 11 Cases (other than a proceeding to approve or enforce the terms of this Agreement).
.
[Signature Pages Follow]
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ERICKSON INCORPORATED

By:
Name:
Title:

[INVESTOR]

By:
Name:
Title:

Schedule I

Investor	Investor Percentages (%)
Wayzata Investment Partners LLC	43.691%
MHR Institutional Partners IV LP	41.389%
Merrill Lynch, Pierce, Fenner & Smith Incorporated	6.209%
Armory Credit Opportunity Fund L.P.	3.293%
Wolverine Flagship Fund Trading Limited	1.882%
Foxhill Opportunity Fund, L.P.	1.607%
Corbin Opportunity Fund	1.448%
MO Credit, LLC	0.481%
Total	100.0%

Exhibit A
Rights Offering Term Sheet

ERICKSON INCORPORATED, ET AL.

Summary of Principal Terms of Proposed Rights Offering
This Summary of Principal Terms (this “Rights Offering Term Sheet”) provides an outline of a proposed offering of Common Stock of the Issuer identified below in connection with the emergence of the Issuer and certain of its affiliates (collectively, the “Debtors”) from chapter 11 proceedings (the “Chapter 11 Cases”) pursuant to the Joint Plan of Reorganization of Erickson Incorporated, et al, Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”). This Rights Offering Term Sheet has been prepared for discussion purposes only and is non-binding, but shall serve as the basis for further negotiations regarding a definitive agreement.
The statements contained in this Rights Offering Term Sheet and all discussions between and among the parties in connection therewith constitute privileged settlement communications entitled to protection under Rule 408 of the Federal Rules of Evidence and shall not be treated as an admission regarding the truth, accuracy or completeness of any fact or the applicability or strength of any legal theory.
Capitalized terms used but not defined herein shall have the meaning set forth in the Backstop Agreement (as defined below) to which this Rights Offering Term Sheet is attached.

Issuer	Erickson Incorporated (as reorganized pursuant to the Plan, “Erickson” or the “Company”).
Offering
Each holder of an Allowed Existing Second Lien Claim that is either (A) a “qualified institutional buyer” (a “QIB”), as such term is defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or (B) an institutional “accredited investor” (an “IAI”) within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity investors are IAIs (which, in the case of (A) and (B), for the avoidance of doubt, may not include any natural person) (collectively, the “Eligible Offerees”) will be offered rights (the “Rights”) to participate in an up to $30.0 million (the “Rights Offering Amount”) rights offering (the “Rights Offering”), in an amount not to exceed its pro rata share of such Rights Offering Amount based upon a fraction (expressed as a percentage) the numerator of which is its Allowed Existing Second Lien Claims and the denominator of which is all Allowed Existing Second Lien Claims, to purchase (i) in respect of the first $20.0 million of the Rights Offering, shares of New Common Stock at an implied 10% discount to the Plan Equity Value of the reorganized Debtors under the Plan and (ii) in respect of any amount in excess of $20.0 million, up to $30.0 million, a mix (to be determined by the Requisite Investors and the Debtors) of New Common Stock, at the same discount to the Plan Equity Value, and term loans issued under the New Second Lien Credit Facility (the “New Second Lien Loans”), at par.
For the avoidance of doubt, each Eligible Offeree may exercise all or a portion of its Rights, but upon exercising its Rights, such Eligible Offeree shall be committed to participate for its full amount of exercised Rights in an up to $30.0 million Rights Offering, and will receive New Common Stock and/or New Second Lien Loans as set forth in this Rights Offering Term Sheet.
Prior to the Effective Date, the Requisite Investors and the Debtors will determine the Rights Offering Amount, the extent to which Eligible Offerees receive New Common Stock and/or New Second Lien Loans for any amounts in excess of $20.0 million, the final purchase price per share and number of shares of New Common Stock to be received therefor in the Rights Offering. The Debtors will inform all Eligible Offerees of such terms and will coordinate the return of any excess funds to the Eligible Offeree to the extent the Rights Offering is for an amount less than $30.0 million.
The Rights may be exercised only in exchange for cash.
The subscription documents for the Rights Offering will provide that all Eligible Offerees that exercise their Rights must vote to accept the Plan and not object to the confirmation of the Plan.
The procedures for the Rights Offering shall be determined by the Debtors and the Requisite Investors.
“Requisite Investors” means the Initial Investors holding more than 66 2/3% of the Backstop Commitments (excluding any defaulting Investor (as defined below) for purposes of this calculation).
“Initial Investors” means the Investors that are party to the Backstop Agreement on the date of its execution.

Equity Value
For purposes of allocating the New Common Stock issued by Erickson under the Plan in connection with the Rights Offerings, the implied value of the New Common Stock shall be 90% of the Plan Equity Value.

Use of Proceeds	Proceeds of the Rights Offering (including the proceeds of the Second Lien Loans) shall be used to fund cash payments and other obligations under the Plan and for general working capital purposes.
Transferability of Rights
The Rights shall not be transferable, assignable, or detachable other than in connection with the transfer of the corresponding Existing Second Lien Claims. The holder shall not transfer or assign any Existing Second Lien Claim unless such holder transfers or assigns with such Existing Second Lien Claim the right to receive the proceeds of the exercise of the corresponding Rights in the Rights Offering, subject to compliance with applicable securities laws relating to the transfer of restricted securities. After a Right has been exercised by submitting an election form, the underlying Existing Second Lien Claim will cease to be transferrable.

Oversubscription Privilege	The Rights shall not have an oversubscription privilege.
Backstop Commitment
The Investors will, pursuant to a backstop agreement to be entered into between the Company and the Investors (as defined below), (the “Backstop Agreement”), backstop the Rights Offering by committing in the respective percentages set forth on Schedule I hereto (the “Backstop Commitment”) to purchase from the Company in the Rights Offering the New Common Stock and fund the New Second Lien Loans that are not purchased and/or funded by the Eligible Offerees in the Rights Offering, it being understood for the avoidance of doubt that the Investors shall have committed to fully backstop a Rights Offering of up to $30.0 million. The Backstop Agreement shall contain the terms and conditions set forth in this Rights Offering Term Sheet and other customary terms and conditions, including representations, warranties, conditions, covenants expense reimbursement and indemnification for transactions of this type, in each case, acceptable to the Requisite Investors.
Notwithstanding the foregoing or anything herein to the contrary, the Investors are obligated to fully participate in the Rights Offering based on their pro rata share of the Allowed Existing Second Lien Claims and exercise all Rights issued to them in their capacities as beneficial holders of such Allowed Existing Second Lien Claims.

Investors	The entities that will backstop the Rights Offering and are party to the Backstop Agreement (collectively, the “Investors”).
Put Option Premium
The “Put Option Premium” means, as consideration for the Investors providing the Backstop Commitment, a fully earned non-refundable aggregate premium payable on the Effective Date of the Plan to the Investors in additional shares of New Common Stock equal to 6.0% of the Rights Offering Amount. If the Backstop Agreement is terminated (other than due to the occurrence of certain termination events specifically excluded in the Backstop Agreement), the Put Option Premium shall be payable to the Investors in cash (as opposed to additional shares of New Common Stock) on the terms set forth in the Backstop Agreement, and shall be fully due and payable upon such termination of the Backstop Agreement; it being understood that any Investor that breaches the Backstop Agreement as set forth in the Backstop Agreement shall not be entitled to its pro rata share of the Put Option Premium under any circumstances. The Put Option Premium shall be allocated pro rata among the Investors based on the relative amounts of their respective portions of the Backstop Commitment.

Transferability of Backstop Commitments
The Investors’ respective Backstop Commitments under the Backstop Agreement shall be transferrable from (i) one Investor to another Investor, (ii) from any Investor to any of its affiliates and (iii) to any other person, as long as such transferees are or become signatories to the Backstop Agreement.

Several Obligations
The Investors’ respective Backstop Commitments and obligations under the Backstop Agreement shall be several obligations and neither joint nor joint and several obligations and, unless otherwise expressly agreed in writing by an Investor, no Investor shall have any liability for any obligation of another Investor.

Conditions Precedent
The obligations of the Investors to purchase New Common Stock and New Second Lien Credit Facility in the Backstop Agreement will be conditioned upon satisfaction of customary terms and conditions as set forth in the Backstop Agreement, including that the documentation governing the New First Lien Credit Facility and the New Second Lien Credit Facility shall be in form and substance satisfactory to the Requisite Investors and the closing and effectiveness of the New First Lien Credit Facility and New Second Lien Credit Facility shall have occurred or occurred substantially concurrently with the occurrence of the Effective Date.

Expenses
As will be more fully set forth in the Backstop Agreement, all reasonable and documented fees, costs and expenses of the Initial Investors, including all reasonable and documented fees, costs and expenses incurred by Akin Gump Strauss Hauer & Feld LLP, Houlihan Lokey Capital, Inc. and any other counsel (including necessary local counsel and regulatory counsel) in connection with the Rights Offering, this Agreement and the transactions contemplated under the Transaction Agreements, shall be paid on a current basis after receipt of an invoice, each in accordance with the agreements between the Debtors and the applicable firm. All such transaction expenses billed prior to the Effective Date shall be paid on the Effective Date.

Termination of Backstop Commitment
The commitments of the Investors to purchase the New Common Stock and New Second Lien Credit Facility set forth in the Backstop Agreement shall terminate and all of the obligations of the Debtors (other than the obligations of the Debtors to (i) pay the Put Option Premium in cash (as described above) and expenses and (ii) satisfy their indemnification obligations, in each case, as set forth in the Backstop Agreement) shall be of no further force or effect, upon the termination events set forth in the Backstop Agreement.

Registration Rights
The Initial Investors shall be granted customary post-IPO demand, piggyback and shelf registration rights with respect to the New Common Stock held by them, and Erickson and the Initial Investors shall enter into a registration rights agreement on or as soon as reasonably practicable after the Effective Date setting forth the terms and conditions of such registration rights. Underwritten demand registrations under the registration rights agreement shall be limited to registrations constituting at least 10% of the New Common Stock.

SCHEDULE I

Investors

Investor	Investor Percentages (%)
Wayzata Investment Partners LLC	43.691%
MHR Institutional Partners IV LP	41.389%
Merrill Lynch, Pierce, Fenner & Smith Incorporated	6.209%
Armory Credit Opportunity Fund L.P.	3.293%
Wolverine Flagship Fund Trading Limited	1.882%
Foxhill Opportunity Fund, L.P.	1.607%
Corbin Opportunity Fund	1.448%
MO Credit, LLC	0.481%
Total	100.0%

Exhibit B to the Backstop Agreement
Rights Offering Procedures